UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2005

Motorcar Parts of America, Inc.

(Exact name of registrant as specified in its charter)

New York	0-23538	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 972-4005

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit 99.1

Item 1.01. Entry into a Material Definitive Agreement.

     On April 22, 2005, the registrant entered into an amendment to its employment agreement with Selwyn Joffe, its Chairman of the Board, President and Chief Executive Officer (the “Amendment”).

     Under the Amendment, Mr. Joffe’s term of employment has been extended from March 31, 2006 to March 31, 2008, and his base salary, bonus arrangements, 1% transaction fee right and fringe benefits remain unchanged.

     Before the Amendment, Mr. Joffe had the right to terminate his employment upon a change of control and receive his salary and benefits through March 31, 2006. Under the Amendment, upon a change of control (which has been redefined pursuant to the Amendment), Mr. Joffe will be entitled to a sale bonus equal to the sum of (i) two times his base salary plus (ii) two times his average bonus earned for the two years immediately prior to the change of control. The Amendment also grants Mr. Joffe the right to terminate his employment within one year of a change of control and to then receive salary and benefits for a one-year period following such termination plus a bonus equal to the average bonus Mr. Joffe earned during the two years immediately prior to his voluntary termination.

     If Mr. Joffe is terminated without cause or resigns for good reason (as defined in the Amendment), the registrant must pay Mr. Joffe (i) his base salary, (ii) his average bonus earned for the two years immediately prior to termination, and (iii) all other benefits payable to Mr. Joffe pursuant to the employment agreement, as amended, through the later of two years after the date of termination of employment or March 31, 2008. Under the Amendment, Mr. Joffe is also entitled to an additional “gross-up” payment to offset the excise taxes (and related income taxes on the “gross-up” payment) that he may be obligated to pay with respect to the first $3,000,000 of “parachute payments” (as defined in Section 280G of the Internal Revenue Code) to be made to him upon a change of control. The Amendment has redefined the term “for cause” to apply only to misconduct in connection with Mr. Joffe’s performance of his duties.

     Pursuant to the Amendment, any options that have been or may be granted to Mr. Joffe will fully vest upon a change of control and be exercisable for a two-year period following the change of control, and Mr. Joffe agreed to waive the right he previously had under the employment agreement to require the registrant to purchase his option shares and any underlying options if his employment were terminated for any reason.

     The Amendment further provides that Mr. Joffe’s agreement not to compete with the registrant terminates at the end of his employment term.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Amendment No. 1 to Employment Agreement (Selwyn Joffe)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
/s/ MICHAEL UMANSKY
Date: April 22, 2005	Michael Umansky
Vice President and General Counsel